                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

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                                 AULT INCORPORATED
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                (Name of Registrant as Specified In Its Charter)

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AULT INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
September 25, 2001

To the Shareholders of Ault Incorporated:

         Notice is hereby given that the Annual Meeting of Shareholders of Ault Incorporated will be held Tuesday, September 25, 2001 at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota 55402. The meeting will convene at 3:00 p.m., Minneapolis time, for the following purposes:

1.	To elect eight directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

2.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on July 31, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

Richard A. Primuth, Secretary

Minneapolis, Minnesota
August 24, 2001

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

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AULT INCORPORATED

PROXY STATEMENT

         This Proxy Statement is furnished to the shareholders of Ault Incorporated (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on Tuesday, September 25, 2001, or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company’s Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

         Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy or by revocation of a written proxy by request in person at the Annual Meeting; but if not revoked, the shares represented by such proxy will be voted. The mailing of this Proxy Statement to shareholders of the Company commenced on or about August 24, 2001. The Company’s corporate offices are located at 7105 Northland Terrace, Minneapolis, Minnesota 55428 and its telephone number is (763) 592-1900.

         Only shareholders of record at the close of business on July 31, 2001 will be entitled to vote at the Annual Meeting. The Company has outstanding only one class of stock, no par value Common Shares (herein “Common Stock”), of which 4,537,522 shares were issued and outstanding and entitled to vote as of July 31, 2001. Each share is entitled to one vote. The presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received prior to the meeting,

         Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated to determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders for a vote, but as unvoted for purposes of determining the approval of the matter from which the shareholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table provides information as of July 31, 2001 concerning the beneficial ownership of the Company’s Common Stock by (i) all persons who are known by the Company to own five percent or more of the Common Stock of the Company (ii) each of the Company’s directors and each officer named in the Summary Compensation Table below and (iii) all directors and officers of the Company as a group. All shares represent sole voting and investment power, unless otherwise indicated.

Beneficial Owner	Shares Beneficially Owned(1)	Percent of Class

Wellington Management Co. LLP	425,000	9.4%
75 State Street
Boston, MA 02109

Dimensional Fund Advisors, Inc.	383,600	8.5
1299 Ocean Avenue
Santa Monica, CA 90401-1038

Frederick M. Green	271,872	6.0

Carol A. Barnett	3,000	0.1

John Colwell, Jr	2,000	—

Delbert W. Johnson	14,000	0.3

John G. Kassakian	22,000	0.5

David J. Larkin	7,000	0.2

Frank L. Sims	6,000	0.1

Marvonia Pearson Walker	2,000	—

Gregory L. Harris	106,078	2.3

Donald L. Henry	26,927	0.6

All directors and officers as
a group (10 persons)	460,877	10.2

________________________

(1)	For each director and all officers and directors as a group share and percent ownership information reflects the following numbers of shares of Common Stock which may be purchased pursuant to stock options which are exercisable within 60 days of the date hereof: Mr. Green, 200,000 shares; Ms. Barnett, 2,000 shares; Mr. Colwell, 2,000 shares; Mr. Johnson, 9,000 shares; Mr. Kassakian, 13,000 shares; Mr. Larkin, 6,000 shares; Mr. Sims, 6,000 shares; Ms. Pearson Walker, 2,000 shares; Mr. Harris, 85,750 shares; Mr. Henry, 16,250 shares; and all directors and officers as a group, 343,250 shares.

1.  ELECTION OF DIRECTORS

         Eight directors will be elected at the Annual Meeting of Shareholders, each to serve until the next Annual Meeting of Shareholders or until a successor is elected. The Board of Directors has nominated for election the eight persons named below and each has consented to being named as a nominee. All of the nominees are currently directors of the Company. It is intended that proxies solicited will be voted for the nominees named below. The Company believes that each nominee named below will be able to serve. In the event any nominee is unable to serve as a director, the persons named as proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

         The names of the nominees, their principal occupations for at least the past five years, and other information is set forth below.

Name	Principal Occupation and Other Directorships	Director Since

Carol A. Barnett (37)	Neurological Marketing and Business Development Director, Medtronic, Inc.; from 1998 to 2000, Neurological Marketing Manager, Medtronic, Inc.; during 1998, Corporate Finance Manager, Medtronic, Inc.; from 1997 to 1998, Vice President and Treasurer, Jockey International, Inc.	2001

John Colwell, Jr. (43)	Chairman and Chief Executive Officer, Web Label; from 1996 to 1999, President, Colwell Industries; from 1985 to 1996, President, Banta Information Services Group; Director, Research, Inc. (heating and drying applications).	2000

Frederick M. Green (58)	Chairman, President and Chief Executive Officer of the Company; Director, Communications Systems, Inc. (telecommunications).	1979

Delbert W. Johnson (62)	Director, U.S. Bancorp and Compucom Systems, Inc.; formerly Vice President, Safeguard Scientifics, Inc. (diversified information technology company); formerly Chairman and CEO Pioneer Metal Finishing Co. (metal finishing).	1983

John G. Kassakian (58)	Professor of Electrical Engineering and Director, Laboratory for Electromagnetic and Electronic Systems, Massachusetts Institute of Technology; Director, American Power Conversion and ISO New England.	1984

David J. Larkin (59)	Independent Consultant; during 1998 to 1999 Executive Vice President and Chief Operating Officer, Jostens, Inc.; from 1995 to 1998, management consultant; prior to 1995, Chairman, President and CEO of Honeywell Limited in Canada.	1998

Frank L. Sims (50)	Corporate Vice President, Transportation, Cargill, Inc. (agricultural products trading and processing); prior to August, 2000, President of the North American Grain division of Cargill, Inc.; Director, Tennant Company.	1999

Marvonia Pearson Walker (44)	Vice President, AT&T’s Georgia Community Relations; High Speed Computer Networking Director, AT&T; from December 1999 to September 2000, Marketing Director, AT&T; from May 1995 to November 1999, Sales Director, AT&T.	2001

         The Board of Directors held seven regularly scheduled meetings during fiscal 2001. Each director attended more than 75% of the regular meetings of the Board of Directors and of any committee on which he or she served.

         Members of the Board who are not otherwise employed by the Company are paid an annual fee of $4,000 plus $500 for each Board meeting or Board committee meeting attended. Each non-employee member of the Board of Directors also receives at the time of election or reelection to the Board an option to purchase 2,000 shares of the Company’s common stock at a purchase price equal to the fair market value of the Company’s common stock on the date of such election or reelection. In addition to the foregoing, during fiscal 2001 Mr. Kassakian received a $600.00 monthly fee in exchange for certain consulting services provided to the Company.

         The Company has an Audit Committee that met four times during fiscal 2001. The current members of this Committee are Delbert Johnson, Chair, Carol Barnett and Frank Sims. The Audit Committee, among other responsibilities, recommends to the full Board of Directors the selection of auditors and reviews and evaluates the activities and reports of the auditors, as well as the internal accounting controls of the Company.

         The Company also has a Compensation Committee that met three times during fiscal 2001. The current members of this Committee are David Larkin, Chair, Frank Sims, John Colwell and Marvonia Pearson Walker. The Compensation Committee, among other responsibilities, recommends to the full Board of Directors compensation for executive officers and key personnel and reviews the Company’s compensation policies and practices.

         The Board of Directors has a Nominating and Governance Committee. The current members of this Committee are Delbert Johnson, John Kassakian and David Larkin. Its duties include evaluating and making recommendations with respect to Board composition, director candidates to be proposed for election by the shareholders of the Company, and Board compensation and other policies affecting the Board members, as well as considering and making recommendations with respect to corporate governance issues. The Nominating and Governance Committee met once in fiscal 2001.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

         The following table shows, for the fiscal years ending June 3, 2001, May 28, 2000 and May 30, 1999, the direct cash compensation paid by the Company, as well as certain other compensation paid or accrued for these years, to Frederick M. Green, the Company’s President and Chief Executive Officer, and to other executive officers of the Company (together with Mr. Green, the “Named Executives”) whose total cash compensation exceeded $100,000 during fiscal 2001 in all capacities in which they served:

SUMMARY COMPENSATION TABLE

Name and Position	Fiscal Year	Annual Cash Compensation(1)	Long-term Compensation Securities Underlying Options(2)	All Other Compensation
Frederick M. Green	2001	$276,619	25,000	$3,922	(3)
President and Chief	2000	263,651	40,000	2,691	(3)
Executive Officer	1999	252,000	50,000	3,890	(3)

Gregory L. Harris	2001	$147,678	10,000	$3,110	(4)
Vice President	2000	140,298	20,000	2,022	(4)
Business Development	1999	133,618	25,000	1,753	(4)

Donald L. Henry(5)	2001	$137,475	10,000	$2,461	(6)
Vice President, Chief	2000	126,521	15,000	1,521	(6)
Financial Officer and
Assistant Secretary

________________________

(1)	Represents base compensation paid to the named executives; no bonuses were paid in any of the past three fiscal years.

(2)	Reflects the number of shares that may be purchased under options granted in the year indicated.

(3)	Reflects 401(k) matching contributions of $1,952, $1,755 and $1,640 under the Company’s Profit Sharing and Retirement Plan in 2001, 2000 and 1999, respectively, and the payment of $1,970, $936 and $2,250 for life insurance premiums in 2001, 2000 and 1999, respectively.

(4)	Reflects 401(k) matching contributions of $1,689, $1,583, and $1,497 under the Company’s Profit Sharing and Retirement Plan in 2001, 2000 and 1999, respectively and the payment of $1,421, $439 and $256 for life insurance premiums in 2001, 2000, and 1999 respectively.

(5)	Mr. Henry became an executive officer in fiscal 2000.

(6)	Reflects 401(k) matching contributions of $1,131 and $1,116 under the Company’s Profit Sharing and Retirement Plan in 2001 and 2000 respectively, and the payment of $1,330 and $405 and for life insurance premiums in 2001 and 2000 respectively.

Option Grants in Fiscal Year 2001

         The following table contains information concerning grants of stock options to the named executives during the fiscal year ending June 3, 2001:

	Number of Securities Underlying	Percent of Total Options Granted to All Employees	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
Name	Options Granted(1)	in Fiscal Year	($/Share)	Date	5%	10%

Frederick M. Green	25,000	16.89	$7.125	8/29/2010	$112,022	$283,885

Gregory L. Harris	10,000	6.76	7.125	8/29/2010	44,809	113,554

Donald L. Henry	10,000	6.76	7.125	8/29/2010	44,809	113,554

________________________

(1)	Options are generally exercisable in equal installments over a period of four years commencing six months after the date of grant.

Option Exercises in Fiscal Year 2001 and Fiscal Year-End Option Values

        The following table sets forth information with respect to the Named Executives concerning the exercise of options during the fiscal year ending June 3, 2001, and unexercised options held as of June 3, 2001.

			Number of Securities Underlying Unexercised Options At Fy-End		Value of Unexercised In-the-money Options At Fy-End(1)
	Shares Acquired On Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Frederick M. Green	—	—	171,250	48,750	$194,500	$30,063
Gregory L. Harris	10,000	$30,650	76,000	22,500	89,081	15,031
Donald L. Henry	—	—	10,000	15,000	—	—

________________________

(1)	Based on closing price of $5.80 per share of the Company’s Common Stock on June 1, 2001, the last trading day for the fiscal year ending June 3, 2001.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee (the “Committee”) is composed exclusively of non-employee members of the Company’s Board of Directors (the “Board”). The current members are David J. Larkin, Chair, John Colwell, Jr., Frank L. Sims and Marvonia Pearson Walker. The Committee determines proposed compensation for the Chief Executive Officer and other executive officers, based on qualitative and quantitative measures of performance, and makes recommendations to the Board for approval. Actions by the Committee relating to awards under the Company’s Stock Option Plan are, however, final in accordance with the provisions of the Company’s 1996 Stock Option Plan.

         Executive Officer Compensation Policy. The Committee’s policy is to provide executive compensation that is externally competitive at the various professional levels. Application of the policy utilizes retrospective quantitative criteria and qualitative evaluation of individual initiatives and achievements. It is also the Committee’s policy to encourage and recognize strategic actions that position the Company to better compete in its markets for enhanced operational results in the longer term. As a result of these factors, the actual change in compensation for any particular executive officer for a particular year may not necessarily reflect operational results of the preceding year. The Company utilizes independently conducted market surveys to obtain comparative compensation data.

         Compensation Elements. Compensation currently paid to the Company’s executive officers principally consists of three elements: base salary, bonus and periodic stock option awards.

         Salary. The base salary of the Company’s executive officers is generally established by reference to base salaries paid to executives in similar positions with similar responsibilities based on publicly available compensation surveys. Base salaries are reviewed at the beginning of each fiscal year; actual salary increases are implemented on the anniversary date of each executive’s date of employment up to the maximum level approved by the Committee. At the beginning of fiscal 2000, the Committee approved increases in base compensation of the Company’s executive officers averaging 6.0%. By way of comparison, the Company’s revenues increased approximately 30% in fiscal 2000 over fiscal 1999, while the Company’s net income in fiscal 2000 was $1,863,000 compared to $1,988,000 in fiscal 1999. The Committee regards cash compensation paid to the Company’s executive officers as reasonable in relation to published information regarding compensation of executives with similar responsibilities, as well as when measured against progress the Company has achieved in revenue and net income growth over the last several fiscal years.

         Bonus. During the past several years, the Company’s executive officers have been eligible to participate in a profit sharing program available to all of the Company’s U.S. employees whereby each employee can earn one, two or three weeks’ additional compensation based upon the Company reaching certain profitability targets established at the beginning of the fiscal year. Because profitability targets were not met during fiscal 2001, no profit sharing payments were for fiscal 2001.

         Options/Stock Based Compensation. Stock options are generally awarded at the beginning of each fiscal year under stock option plans approved by the Company’s shareholders. Options are granted at an exercise price that is equal to the fair market value of a common share on the date of the grant. The Committee believes that stock ownership by management derived from granting of stock options is beneficial because it aligns the interests of executives with that of shareholders. It serves to further encourage superior management performance and specifically motivates executives to remain focused on factors which enhance the market value of the Company’s common stock. At the beginning of fiscal 2001, the Committee granted stock options to purchase 45,000 shares of common stock to executive officers, which represented approximately 30% of the total options granted to all officers and key employees.

         Chief Executive Officer Compensation. Frederick M. Green is evaluated by the same factors applicable to the evaluation of other executive officers, as described above and participates in the same executive compensation plans provided to the other senior executives. At the beginning of fiscal 2001, the Compensation Committee increased Mr. Green’s base salary 6% from the prior year. Mr. Green also was awarded at the beginning of fiscal 2001 stock options to acquire 25,000 shares of Company common stock. Mr. Green has not received profit sharing compensation for the last three fiscal years. The Committee regards Mr. Green’s compensation as reasonable in relation to published information on compensation of executives with similar responsibilities, as well as when measured against the progress the Company has achieved in revenue and net income growth over the past several fiscal years.

         Submitted by the Compensation Committee of the Company’s Board of Directors:

David J. Larkin     John Colwell, Jr.     Frank L. Sims     Marvonia Pearson Walker

AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s financial reporting system by overseeing and monitoring management’s and the independent auditors’ participation in the financial reporting process. The Audit Committee is comprised of independent directors, and acts under a written charter first adopted and approved by the Board of Directors on April 25, 1996 and amended June 6, 2000, a copy of which is attached to this Proxy Statement as Appendix A. Each of the members of the Audit Committee is independent as defined by the Nasdaq listing standards.

         The Audit Committee held four meetings during fiscal year 2001. The meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company’s independent accountants, Deloitte & Touche, LLP (“Deloitte & Touche”).

         During the meetings, the Audit Committee reviewed and discussed the audited financial statements with management and Deloitte & Touche. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with Deloitte & Touche also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         Deloitte & Touche provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Deloitte & Touche.

         The Audit Committee considered whether the provision of information technology services and other non-audit services to the Company by Deloitte & Touche is compatible with maintaining the principal accountant’s independence.

         Based on the discussions with management and Deloitte & Touche, the Audit Committee’s review of the representations of management and the report of Deloitte & Touche, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 3, 2001, filed with the Securities and Exchange Commission.

Audit Fees

         The aggregate fees billed to the Company by Deloitte & Touche for professional services rendered for the audit of the Company’s consolidated annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company’s Forms 10-Q for fiscal year 2001 were $114,940.

All Other Fees

         Other than those fees listed above, the aggregate fees billed to the Company by Deloitte & Touche for fiscal year 2001 were $56,392. This figure includes fees of $11,400 for audit-related services such as pension audits, statutory filings and accounting consultations, and fees of $44,992 for all nonaudit services such as tax-related services. Deloitte & Touche did not render information technology services to the Company during fiscal year 2001. The Audit Committee determined that the nonaudit services performed by Deloitte & Touche, LLP are not incompatible with maintaining Deloitte & Touche’s independence with respect to the Company.

         Submitted by the Audit Committee of the Company’s Board of Directors:

Delbert W. Johnson       Carol A. Barnett       Frank L. Sims

         THE PRECEDING REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE “1933 ACT”) OR THE SECURITIES EXCHANGE ACT OF 1934 (THE “1934 ACT”), EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THE 1933 ACT OR THE 1934 ACT.

STOCK PERFORMANCE GRAPH

         The graph below sets forth a comparison of the cumulative shareholder return of the Company’s Common Stock over the last five fiscal years with the cumulative total return over the same periods for the Nasdaq Market Index and the NASDAQ Electronic Components Index. The graph below compares the cumulative total return of the Company’s Common Stock over the last five fiscal years assuming a $100 investment at May 31, 1996.

	FISCAL YEAR ENDING
	1996	1997	1998	1999	2000	2001
Ault Incorporated	$100.00	$59.29	$42.48	$68.14	$40.71	$41.06
Electronic Components Index	100.00	$158.10	$149.27	$230.07	$527.29	$246.29
NASDAQ Market Index (U.S.)	100.00	$112.66	$142.87	$201.70	$260.60	$174.77

THE COMPANY’S AUDITORS

         Deloitte & Touche, LLP, independent public accountants, have served as the auditors of the Company beginning in fiscal 2000. A representative of Deloitte & Touche, LLP is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS

         The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. The Ault Incorporated 2002 Annual Meeting of Shareholders is expected to be held on or about September 30, 2002 and proxy materials in connection with that meeting are expected to be mailed on or about August 14, 2002. Shareholder proposals prepared in accordance with the proxy rules to be included in the company’s proxy materials for the 2002 Annual Meeting of Shareholders must be received by the Company on or before May 30, 2002. In addition, pursuant to the Commission’s Rules 14a-4 and 14a-5(e), a shareholder must give notice to the Company prior to July 11, 2002 of any proposal which such shareholder intends to raise at the 2002 Annual Meeting of Shareholders. If the Company receives notice of such shareholder proposal after July 11, 2002, such proposal will be considered untimely under the Commission’s rules and the persons named in proxies solicited by the Board of Directors of the Company for its 2002 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

GENERAL

Compliance with Section 16(a) of the Securities Exchange Act of 1934.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

         To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, the Company’s insiders complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended June 3, 2001.

Other Matters

         Management knows of no other matters that will be presented at the Annual Meeting of Shareholders. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

        The Annual Report of the Company for the past fiscal year is enclosed herewith and contains the Company’s financial statements for the fiscal year ended June 3, 2001. Shareholders may receive without charge a copy of the Company’s Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Vice President and Chief Financial Officer, Ault Incorporated, 7105 Northland Terrace, Brooklyn Park, Minnesota 55428.

By Order of the Board of Directors,

Richard A. Primuth, Secretary

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EXHIBIT A

AULT, INC.

AUDIT COMMITTEE CHARTER

I.	APPOINTMENT

There shall be an Audit Committee consisting of not less than three (3) members of the Board of Directors who are “independent” as such term is defined in applicable rules and regulations of the NASDAQ Stock Market, and who are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as committee members. Each of the members of the Audit Committee shall be a person who is able to read and understand fundamental financial statements and at least one Audit Committee member shall be a person who through prior experience is financially sophisticated and familiar with financial oversight responsibilities. The members of said Committee shall be appointed by the Board of Directors at their annual meeting in each year and shall continue to act until their successors are elected, but shall be subject to removal at any time by the majority of the entire Board. The Board shall fill any such vacancy. The independent auditors of the Company’s financial statements shall be accountable to the Audit Committee and to the Board of Directors of the Company.

II.	POWERS

As shareholder representatives, the Board of Directors shall exercise ultimate responsibility to select, evaluate, and when appropriate, replace the independent accountant upon recommendation of the Audit Committee. The Audit Committee shall: (a) assist the Board of Directors in discharging its statutory and fiduciary responsibilities with regard to audits of the books and records of the Company and the monitoring of its accounting and financial reporting practices; (b) carry on appropriate oversight to determine that the Company and its subsidiaries have adequate administrative and internal accounting controls and that they are operating in accordance with prescribed procedures and codes of conduct; and (c) independently review the Company’s financial information that is distributed to shareholders and the general public.

III.	MEETINGS

The Audit Committee shall meet at least annually in accordance with the attached agenda and at such other times as determined by the Chairman of the Committee, including meetings to conduct reviews required by the Securities and Exchange Commission or the NASDAQ Stock Market. Two (2) members of the Committee shall constitute as a quorum for the transaction of business.

IV.	DUTIES AND RESPONSIBILITIES

A.	Annually

1.	Recommend to the Board of Directors the appointment of the independent accountants; such recommendation shall reflect consideration of:

a.	Independence, professional capability and fees.

b.	Accessibility to the full Board.

c.	Accountability to the Audit Committee, as well as the full Board of Directors, as the shareholders’representative.

In connection with this duty, the Committee shall receive on an annual basis a written statement from the independent accountant detailing all relationships between the independent accountant and the Company, consistent with requirements of the Independence Standards Board. The Committee shall review services performed by the independent accountants, including the type and extent of non-audit services performed and the impact that these services may have on the public accountant’s independence.

2.	Review and approve the auditors’annual audit plan and audit scope including a description of key functions and/or locations to be audited, a general description of each of the non-audit services provided or to be provided, and an estimate of audit and non-audit fees and costs for the year and actual versus estimated for the preceding year. Ascertain that resources are reasonably allocated as to risk and exposure. Determine that the plan calls for review and testing of internal controls, and includes procedures to follow up on prior year’s recommendations and to evaluate management’s response to such recommendations.

3.	Appraise the efficiency and effectiveness of the audit efforts and of financial accounting and reporting systems through scheduled meetings with the auditors. Determine that management places no restrictions on the scope of audits or examinations. Management representatives shall be excused during these discussions as appropriate. Review total estimated audit costs and actual versus estimated for the preceding year.

4.	Determine that the audits of the Company and its affiliates are in compliance with statutory requirements and managerial policy by reviewing (a) the scope of the auditors’ annual audit plans; (b) appropriate summaries of the results of audits prepared by the auditors.

5.	Determine that adequate systems and audit coverage are in place for:

a.	Making inquiry of officers and employees of the Company and its subsidiaries about compliance with the Code of Ethics of the Company.

6.	Review and approve the annual financial statements, Annual Report on Form 10-K including the following:

a.	Affirm that management and the independent accountants are satisfied with the disclosures and the form and content of such financial statements. Management and the independent accountants should provide to the Audit Committee qualitative judgments about the appropriateness, not just acceptability of accounting principles and financial disclosure practices used including degree of aggressiveness or conservatism of accounting principles used.

b.	Annually review the current value of all significant intangible assets.

c.	Present to the Board a review and recommendation for approval of the Form 10-K.

7.	Review with management and the auditors, their assessments of the adequacy of internal controls and the resolution of any identified material weaknesses and reportable conditions.

8.	Review with management and the auditors, their assessments of compliance with laws and regulations regarding loans to insiders and dividend restrictions.

9.	Annually review the process governing the preparation of quarterly financial statements and related disclosures.

10.	Review reports from management detailing the engagement of non-principal auditors including consultations, if any, with other auditors regarding significant accounting issues.

11.	Review, approve and submit for Board approval the charter of this Committee.

12.	Review reports on the status of disaster recovery planning for Ault.

13.	Annually summarize and report to the Board all fraud loss activity, including losses for individual items greater than $1,000.00.

14.	Ensure that appropriate follow-up takes place on open issues (e.g. audit, regulatory).

B.	Periodically

1.	Review any changes in accounting policies or principles which are expected to be disclosed in the financial statements. Ascertain the reasons for the change and inquire if the accounting change will be mentioned in the independent accountant’s report. Discussion should include auditor and management qualitative judgments about the appropriateness, not just acceptability, of the proposed change and degree of aggressiveness or conservatism underlying the proposed change.

2.	Review internal accounting controls and compliance with applicable laws and regulations through a review of reports and management letters issued by the auditors in respect thereof. Determine that management’s responses and proposed actions are appropriate; determine whether such actions have been or are being implemented by reviewing audit reports.

3.	Review reports from counsel regarding significant litigation.

V.	REPORTING

The Audit Committee will prepare and, through its Chairman, submit periodic reports of the Committee’s work and findings to the Board of Directors. Said report will contain recommendations for appropriate Board actions. The Committee will annually present to the Board a review and recommendations for approval of the annual report and Form 10-K and selection of independent accountants. In addition, the Audit Committee will provide certain disclosures and reports as may be required under the rules and regulations of the Securities and Exchange Commission, as well as the rules of the NASDAQ Stock Market.

VI.	MANAGEMENT SUPPORT

To assist the Audit Committee in fulfilling its duties, management will provide the Committee with information and reports as needed and requested. The Committee shall have access to the Corporation’s general counsel, and the ability to retain outside legal counsel or other experts at its discretion if it deems such action to be necessary.

Approved: April 25, 1996, Amended June 6, 2000

AULT INCORPORATED
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR SEPTEMBER 25, 2001 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints John Colwell, Jr., David J. Larkin and Frank L. Sims, or any of them, as proxies with full power of substitution to vote all shares of stock of Ault Incorporated of record in the name of the undersigned at the close of business on July 31, 2001 at the Annual Meeting of Shareholders to be held in Minneapolis, Minnesota on September 25, 2001, or at any adjournment or adjournments, hereby revoking all former proxies.

1. ELECTION OF DIRECTORS:	[ ] FOR all nominees listed below (except as marked to the contrary).	[ ] WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTIONS:	To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.)

Carol A. Barnett,	John Colwell, Jr.,	Frederick M. Green,	Delbert W. Johnson,
John G. Kassakian,	David J. Larkin,	Frank L. Sims,	Marvonia Pearson Walker

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

(Continued, and to be completed and signed on the reverse side)

(Continued from other side)

UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES LISTED AND “FOR” PROPOSAL (2) DESCRIBED ON THE REVERSE SIDE OF THIS CARD.

                                       Dated: ___________________,2001

                                      Signed: ________________________
                                                   (Signature)

                                      ________________________________
                                                   (Signature)
                                      Please sign name(s) exactly as
                                      shown at left. When signing as
                                      executor, administrator, trustee,
                                      guardian, etc., give full title
                                      as such; when shares have been
                                      issued in the names of two or
                                      more persons, all should sign.